Exhibit 4.1

THIS TWELFTH SUPPLEMENTAL INDENTURE, dated as of October 19, 2010 (this “Twelfth Supplemental Indenture”), by and among Sinclair Television Group, Inc. (successor by assignment to Sinclair Broadcast Group, Inc.), a Maryland corporation (the “Company”), the Guarantors signatory hereto (collectively, the “Guarantors”), Sinclair Broadcast Group, Inc., a Maryland corporation (“SBG”), and U.S. Bank National Association (successor to Wachovia Bank, National Association), as Trustee under the Indenture, as hereinafter defined (the “Trustee”).

RECITALS

WHEREAS, SBG, certain Guarantors and the Trustee are parties to that certain Indenture dated as of March 14, 2002 (the “Indenture”), providing for the issuance of 8% Senior Subordinated Notes due 2012 (the “Notes”);

WHEREAS, on July 26, 2002, SBG, certain of its subsidiaries and the Trustee executed the First Supplemental Indenture amending certain terms and conditions of the Indenture (the “First Supplemental Indenture”);

WHEREAS, on November 8, 2002, SBG, certain of its subsidiaries and the Trustee executed the Second Supplemental Indenture amending certain terms and conditions of the Indenture (the “Second Supplemental Indenture”);

WHEREAS, on January 17, 2003, SBG, certain of its subsidiaries and the Trustee executed the Third Supplemental Indenture amending certain terms and conditions of the Indenture (the “Third Supplemental Indenture”);

WHEREAS, on May 9, 2003, SBG, certain of its subsidiaries and the Trustee executed the Fourth Supplemental Indenture amending certain terms and conditions of the Indenture (the “Fourth Supplemental Indenture”);

WHEREAS, on July 17, 2003, SBG and certain of its subsidiaries and the Trustee executed the Fifth Supplemental Indenture amending certain terms and conditions of the Indenture (the “Fifth Supplemental Indenture”);

WHEREAS, on September 30, 2003, SBG, the Company, certain of their subsidiaries and the Trustee entered into the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) whereby the Company assumed the obligations of SBG under the Indenture;

WHEREAS, on May 14, 2004, SBG, the Company, certain of their subsidiaries and the Trustee executed the Seventh Supplemental Indenture amending certain terms and conditions of the Indenture (the “Seventh Supplemental Indenture”);

WHEREAS, on December 13, 2004, SBG, the Company, certain of their subsidiaries and the Trustee executed the Eighth Supplemental Indenture amending certain terms and conditions of the Indenture (the “Eighth Supplemental Indenture”);

WHEREAS, on October 4, 2005, SBG, the Company, certain of their subsidiaries and the Trustee executed the Ninth Supplemental Indenture amending certain terms and conditions of the Indenture (the “Ninth Supplemental Indenture”);

WHEREAS, on April 18, 2007, SBG, the Company, certain of their subsidiaries and the Trustee executed the Tenth Supplemental Indenture, which amended certain terms and conditions of the Indenture (the “Tenth Supplemental Indenture”).

WHEREAS, on September 23, 2009, SBG, the Company, certain of their subsidiaries and the Trustee executed the Eleventh Supplemental Indenture amending certain terms and conditions of the Indenture (the “Eleventh Supplemental Indenture”).  The Indenture, as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture is collectively referred to herein as the “Existing Indenture.”

WHEREAS, Section 902 of the Existing Indenture provides that the Indenture may be amended with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, subject to exceptions;

WHEREAS, the Company has commenced (i) an offer to purchase for cash any or all of the outstanding Notes and (ii) a solicitation of consents with respect to the amendments to the Existing Indenture set forth herein, each pursuant to an Offer to Purchase and Consent Solicitation dated September 20, 2010 (the “Statement”);

WHEREAS, the Company desires and has requested each of the Guarantors and the Trustee to join with it in entering into, this Twelfth Supplemental Indenture pursuant to Section 902 of the Existing Indenture for the purpose of amending the Existing Indenture as provided herein;

WHEREAS, (1) the Company has received the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes and has satisfied all other conditions precedent, if any, provided under the Existing Indenture to enable SBG, the Company, the Guarantors and the Trustee to enter into this Twelfth Supplemental Indenture, all as certified by an Officers’ Certificate, delivered to the Trustee simultaneously with the execution and delivery of this Twelfth Supplemental Indenture as contemplated by Section 903 of the Existing Indenture, (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Twelfth Supplemental Indenture an Opinion of Counsel relating hereto as contemplated by Section 903 of the Existing Indenture; and (3) all other things necessary have been done to make this Twelfth Supplemental Indenture, when executed and delivered by SBG, the Company, the Guarantors and the Trustee, the legal, valid and binding agreement of SBG, the Company, the Guarantors and the Trustee, in accordance with its terms;

NOW, THEREFORE, THIS TWELFTH SUPPLEMENTAL INDENTURE WITNESSETH:

2

The parties hereto mutually covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section 101.  Deletion of Definitions and Related References.  Sections 101 and 102 of the Existing Indenture are hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Existing Indenture as a result of the amendments set forth in Article II of this Twelfth Supplemental Indenture.  The Notes are hereby amended to delete in their entirety all references to any terms deleted from the Existing Indenture by virtue of this Section 101.

ARTICLE II

AMENDMENTS TO EXISTING INDENTURE

Section 201.  Covenants.  The following sections of the Existing Indenture and all references thereto in the Existing Indenture and the Notes are hereby deleted in their entirety:

1008            Limitation on Indebtedness

1009            Limitation on Restricted Payments

1010            Limitation on Transactions with Affiliates

1011            Limitation on Senior Subordinated Notes

1012            Limitation on Liens

1014            Limitation on Issuances of Guarantees of and Pledges for Indebtedness

1015            Restriction on Transfer of Assets

1017            Limitation on Subsidiary Equity Interests

1018            Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

1019            Limitation on Unrestricted Subsidiaries

1020            Provision of Financial Statements

To the extent the waiver of the application of any remaining covenants in the Existing Indenture would be required to conduct and consummate the Tender Offer and Consent Solicitation, such application of such covenants is hereby waived.

Section 202.  Events of Default.  The following sections of the Existing Indenture and all references thereto in the Existing Indenture and the Notes are hereby deleted in their entirety:

501(c)         Failure to Comply with Certain Covenants

501(d)         Failure to Pay Certain Indebtedness

501(e)         Enforceability of Guarantees

501(f)          Failure to Pay Certain Judgments

501(g)         Enforcement of Pledges or Liens

501(h)         Occurrence of Certain Events of Involuntary Bankruptcy

3

501(i)          Occurrence of Certain Events of Voluntary Bankruptcy

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 301.  Effect of Amendments.  This Twelfth Supplemental Indenture shall be construed as supplemental to the Existing Indenture and shall form a part of thereof, and the Existing Indenture is hereby incorporated by reference herein and, as supplemented hereby, is hereby ratified, approved and confirmed.

Section 302.  Severability.  In case any provision hereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

Section 303.  Capitalized Terms.  Any capitalized terms used but not defined herein shall have the meanings assigned to them in the Existing Indenture.

Section 304.  Effect of Headings.  The Article and Section heading used herein are for convenience only and shall not affect the construction hereof.

Section 305.  Trustee Makes No Representations.  The Trustee makes no representations as to the validity or sufficiency of this Twelfth Supplemental Indenture.

Section 306.  Certain Duties and Responsibilities of the Trustee.  In entering into this Twelfth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Existing Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein provided.

Section 307.  Governing Law.  THIS TWELFTH SUPPLEMENTAL INDENTURE AND THE NOTES, AND ANY ACTION ARISING IN TORT OR IN CONTRACT RELATED HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 308.  Counterparts.  The parties may sign any number of counterparts of this Twelfth Supplemental Indenture.  Each signed counterpart shall be an original, and all of them taken together shall represent one and the same agreement.

Section 309.  Successors.  All agreements of SBG, the Company, the Guarantors and the Trustee herein and in the Notes shall bind their respective successors.

Section 310.  Effectiveness.  The provisions of Article I and Article II hereof shall be effective as of the date first above written but will not become operative until after the Expiration Date (as defined in the Statement) and the applicable conditions to the Offer (as defined in the Statement) have been satisfied or waived.

4

Section 311.  Endorsement and Change of Form of Notes.  Any Notes authenticated and delivered after the close of business on the date hereof may be affixed with, stamped, imprinted or otherwise legended by the Trustee with a notation as follows:

“Effective as of October 19, 2010, the covenants in the Indenture and certain of the Events of Default have been eliminated, as provided in the Twelfth Supplemental Indenture, dated as of October 19, 2010.  Reference is hereby made to such Twelfth Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

5

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed as of the date first written above.

SINCLAIR TELEVISION GROUP, INC., as Issuer

Attest:	/s/ David B. Amy		By:	/s/ David D. Smith
	Name:	David B. Amy		Name:	David D. Smith
	Title:	Secretary		Title:	President

GUARANTORS:

SINCLAIR BROADCAST GROUP, INC.

			By:	/s/ David D. Smith
				Name:	David D. Smith
				Title:	President and Chief Executive Officer

WCGV, INC.
SINCLAIR ACQUISITION IV, INC.
WLFL, INC.
SINCLAIR MEDIA I, INC.
WSMH, INC.
SINCLAIR MEDIA II, INC.
WSTR LICENSEE, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WTTO, INC.
WTVZ, INC.
WYZZ, INC.
KOCB, INC.
WDKY, INC.
WYZZ LICENSEE, INC.
KLGT, INC.
SINCLAIR TELEVISION COMPANY II, INC.
WSYX LICENSEE, INC.
WGGB, INC.
WTWC, INC.
SINCLAIR COMMUNICATIONS II, INC.
SINCLAIR HOLDINGS I, INC.
SINCLAIR HOLDINGS II, INC.
SINCLAIR HOLDINGS III, INC.
SINCLAIR TELEVISION COMPANY, INC.
SINCLAIR TELEVISION OF BUFFALO, INC.
SINCLAIR TELEVISION OF CHARLESTON, INC.

[Signature Page to Twelfth Supplemental Indenture]

SINCLAIR TELEVISION OF NASHVILLE, INC.
SINCLAIR TELEVISION OF NEVADA, INC.
SINCLAIR TELEVISION OF TENNESSEE, INC.
SINCLAIR TELEVISION LICENSE HOLDER, INC.
SINCLAIR TELEVISION OF DAYTON, INC.
SINCLAIR ACQUISITION VII, INC.
SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.
SINCLAIR ACQUISITION X, INC.
MONTECITO BROADCASTING CORPORATION
CHANNEL 33, INC.
WNYO, INC.
NEW YORK TELEVISION, INC.
BIRMINGHAM (WABM-TV) LICENSEE, INC.
RALEIGH (WRDC-TV) LICENSEE, INC.
SAN ANTONIO (KRRT-TV) LICENSEE, INC.
WVTV LICENSEE, INC.
SINCLAIR PROPERTIES, LLC
SINCLAIR PROPERTIES II, LLC

KBSI LICENSEE L.P.
WMMP LICENSEE L.P.
WSYT LICENSEE L.P.

By: Sinclair Properties, LLC, General Partner

WEMT LICENSEE L.P.
WKEF LICENSEE L.P.

By: Sinclair Properties II, LLC, General Partner

WGME LICENSEE, LLC

By: WGME, Inc., Member

WICD LICENSEE, LLC
WICS LICENSEE, LLC
KGAN LICENSEE, LLC
KFXA LICENSEE, LLC

By: Sinclair Acquisition IV, Inc., Member

WSMH LICENSEE, LLC

By: WSMH, Inc., Member

[Signature Page to Twelfth Supplemental Indenture]

WPGH LICENSEE, LLC
KDNL LICENSEE, LLC
WCWB LICENSEE, LLC

By: Sinclair Media I, Inc., Member

WTVZ LICENSEE, LLC

By: WTVZ, Inc., Member

KLGT LICENSEE, LLC
SINCLAIR FINANCE, LLC

By: KLGT, Inc., Member

WCGV LICENSEE, LLC

By: WCGV, Inc., Member

KUPN LICENSEE, LLC
WEAR LICENSEE, LLC
WFGX LICENSEE, LLC

By: Sinclair Media II, Inc., Member

WLFL LICENSEE, LLC
WRDC, LLC

By: WLFL, Inc., Member

WTTO LICENSEE, LLC

By: WTTO, Inc., Member

WTWC LICENSEE, LLC

By: WTWC, Inc., Member

WGGB LICENSEE, LLC

By: WGGB, Inc., Member

KOCB LICENSEE, LLC

[Signature Page to Twelfth Supplemental Indenture]

By:	KOCB, Inc., Member

WDKY LICENSEE, LLC
KOKH, LLC

By:	WDKY, Inc., Member

KOKH LICENSEE, LLC

By:	KOKH, LLC, Member of KOKH Licensee, LLC
By:	WDKY, Inc., Member of KOKH, LLC

WUPN LICENSEE, LLC
WUTV LICENSEE, LLC
WXLV LICENSEE, LLC

By:	Sinclair Television of Buffalo, Inc., Member

WUXP LICENSEE, LLC

By:	Sinclair Television of Tennessee, Inc., Member

WCHS LICENSEE, LLC

By:	Sinclair Media III, Inc., Member

WZTV LICENSEE, LLC
WVAH LICENSEE, LLC
WNAB LICENSEE, LLC

By:	Sinclair Television of Nashville, Inc., Member

WMSN LICENSEE, LLC
WUHF LICENSEE, LLC

By:	Sinclair Television Company, Inc., Member
WTAT LICENSEE, LLC
WRLH LICENSEE, LLC

By:	Sinclair Television of Charleston, Inc., Member

[Signature Page to Twelfth Supplemental Indenture]

WRGT LICENSEE, LLC

		By:	Sinclair Television of Dayton, Inc., Member

SINCLAIR NEWSCENTRAL, LLC
CHESAPEAKE TELEVISION LICENSEE, LLC
KABB LICENSEE, LLC
WLOS LICENSEE, LLC
SAN ANTONIO TELEVISION, LLC

		By:	Sinclair Communications, LLC, Sole Member

		By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

SINCLAIR PROGRAMMING COMPANY, LLC
SINCLAIR COMMUNICATIONS, LLC

		By:	Sinclair Television Group, Inc., Member

KDSM, LLC

		By:	Sinclair Broadcast Group, Inc., Member

KDSM LICENSEE, LLC

		By:	KDSM, LLC, Sole Member of KDSM Licensee, LLC

		By:	Sinclair Broadcast Group, Inc., Sole Member of KDSM, LLC

WDKA LICENSEE, LLC
WNYS LICENSEE, LLC

		By:	Sinclair Properties, LLC, Member

Attest:	/s/ David B. Amy	By:	/s/ David D. Smith
	David B. Amy, in his capacity as	David D. Smith, in his capacity as
	Executive Vice President,	President or Manager, as the case may be
Secretary or Manager, as the
case may be

[Signature Page to Twelfth Supplemental Indenture]

U.S. Bank National Association, as Trustee
By:	/s/ Melody M. Scott
	Name:	Melody M. Scott
	Title:	Assistant Vice President

[Signature Page to Twelfth Supplemental Indenture]